Exhibit 10.15.1

EXECUTION VERSION

MORTGAGE AND SECURITY AGREEMENT

Dated as of December 14, 2016

Between

MESA AIRLINES, INC.,

as Grantor,

and

OBSIDIAN AGENCY SERVICES, INC.,

as Security Trustee

i

SECTION 5.12.	Governing Law, Submission to Jurisdiction, Waiver of Jury Trial, Process Agent Appointment	18
SECTION 5.13.	General Indemnity	18
SECTION 5.14.	Air Carrier Certification; Citizenship	21

SCHEDULE I	Definitions
ANNEX A	Insurance
EXHIBIT A	Form of Mortgage Supplement

ii

MORTGAGE AND SECURITY AGREEMENT

MORTGAGE AND SECURITY AGREEMENT, dated as of December 14, 2016 (this “Mortgage”), between MESA AIRLINES, INC., a Nevada corporation (together with its permitted successors and assigns, the “Grantor”), and OBSIDIAN AGENCY SERVICES, INC., a California corporation, as Security Trustee (together with its successors and permitted assigns, the “Security Trustee”), for the benefit of the Secured Parties.

W I T N E S S E T H

WHEREAS, the Grantor, as borrower, is entering into that certain Credit Agreement, dated as of the date hereof, with the lenders from time to time party thereto (together with their respective successors and assigns and any other additional lenders that become party to the Credit Agreement, each a “Lender” and collectively, the “Lenders”), Cortland Capital Market Services LLC, as administrative agent (the “Administrative Agent” and, together with the Lenders and the Security Trustee, the “Secured Parties”), and the Security Trustee (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Grantor is required to grant a continuing Lien on the Collateral to secure the Secured Obligations;

WHEREAS, all things necessary to make this Mortgage the valid, binding and legal obligation of the Grantor for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Mortgage hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Definitional Provisions.

(a)        Unless otherwise specified herein or therein, all capitalized terms used in this Mortgage or other document made or delivered pursuant hereto shall have the meanings set forth in Schedule I hereto or, if not defined in such Schedule I, in the Credit Agreement.

(b)        The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage, and Section, subsection, Annex, Schedule and Exhibit references are to this Mortgage unless otherwise specified.

(c)        The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)        References to any Person shall include such Person’s successors and assigns subject to any limitations provided for herein or in the other Loan Documents.

(e)        References to agreements shall include such agreements as amended, modified or supplemented.

(f)        Unless the context shall otherwise require, references to any Requirement of Law shall include such Requirement of Law as amended, modified, supplemented, substituted, reissued or reenacted from time to time.

ARTICLE II

GRANT OF SECURITY INTEREST

SECTION 2.01.  Grant of Security Interest.  In order to secure the payment and performance of the Secured Obligations from time to time outstanding according to their tenor and effect and to secure the performance and observance by the Grantor of Payment of all the agreements, covenants and provisions contained herein and in the other Loan Documents for the benefit of the Secured Parties, and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration the receipt and adequacy thereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Security Trustee, its successors and assigns, for the security and benefit of the Secured Parties, a security interest (and, in the case of each Engine, an International Interest) in all right, title and interest of the Grantor in, to and under the following described property, rights and privileges, whether now owned or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Mortgage by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”), to wit:

(1)        Each Engine, each of which is a jet propulsion aircraft engine with at least 1750 lbs of thrust or its equivalent (such Engine being more particularly described in each applicable Mortgage Supplement executed and delivered by the Grantor as provided herein) as the same is now and will hereafter be constituted, and whether or not any such Engine shall be installed in or attached to an airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definition of “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Engine Documents;

(2)        Any continuing rights of the Grantor (to the extent the Grantor may assign or otherwise grant a Lien on them without the consent of any other Person) in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement with respect to such Engines (reserving in each case to the Grantor, however, all of the Grantor’s other rights and interest in and to such warranty, indemnity or agreement) together in each case under this clause (3) with all rights, powers, privileges, options and other benefits of the Grantor thereunder (subject to such reservation) with respect to such Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Grantor is or may be entitled to do thereunder (subject to such reservation) (the “Warranty Rights”);

(3)        All proceeds with respect to the requisition of title to or use of any Engine by any Governmental Authority or from the sale or other disposition of any Engine or other property described in any of these Granting Clauses by the Security Trustee pursuant to the terms of this Mortgage, and all insurance proceeds with respect to any Engine or part thereof (the “Requisition, Disposition and Insurance Proceeds”);

(4)        All monies and securities from time to time deposited or required to be deposited with the Security Trustee by or for the account of the Grantor pursuant to any terms of this Mortgage held or required to be held by the Security Trustee hereunder, including any cash, Cash Equivalents, and earnings thereon, and any other financial assets held in the Administrative Agent Account, and all security entitlements with respect thereto (“Cash Collateral”);

(5)        All recognition of rights agreements and title recognition agreements from airframe owners, or similar protections, in respect of any Engine (“Title Rights”);

(6)        All rights under the Acquisition Agreement in respect of any Engine (“Acquisition Rights”); and

(7)        All proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) each of the Security Trustee and the other Secured Parties shall not (and shall not permit any of its Affiliates or other Person claiming by, through or under it to) take or cause to be taken any action contrary to the Grantor’s right to quiet enjoyment of the Engines, and to possess, use, retain and control the Engines and all revenues, income and profits derived therefrom without hindrance. TO HAVE AND TO HOLD all and singular the aforesaid property unto the Security Trustee, and its successors and assigns, for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (6) inclusive above, subject to the terms and provisions set forth in this Mortgage.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Grantor shall remain liable under the Pledged Agreements to which it is a party to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Secured Parties shall have no obligation or liability under the Pledged Agreements by reason of or arising out of the assignment hereunder, nor shall the Secured Parties be required or obligated in any manner to perform or fulfill any obligations of the Grantor under or pursuant to the Pledged Agreements, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Grantor does hereby designate the Security Trustee, upon the occurrence and during the continuance of an Event of Default, the true and lawful attorney of the Grantor, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Grantor or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Pledged Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Security Trustee may reasonably deem to be necessary in the premises; provided that the Security Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.

The Grantor agrees that at any time and from time to time, upon the written request of the Security Trustee, the Grantor will promptly and duly execute and deliver, or cause to be duly executed and delivered, any and all such further instruments and documents (including, without limitation, U.C.C. continuation statements) as the Security Trustee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Security Trustee the full benefits of the assignment hereunder and of the rights and powers herein granted.

ARTICLE III

COVENANTS OF THE GRANTOR

SECTION 3.01.  Liens.

The Grantor will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Grantor’s interest in the Collateral, except Permitted Liens. The Grantor shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than Permitted Liens arising at any time.

SECTION 3.02.  Possession, Operation and Use, Maintenance, Markings and Designated Locations.

(a)      General.  Except as otherwise expressly provided herein, the Grantor shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize any Engine or Part in any lawful manner or place in accordance with the Grantor’s business judgment.

(b)      Possession.  The Grantor shall not, without the prior consent of the Security Trustee, lease or otherwise in any manner deliver, transfer or relinquish possession of any Engine, or install any Engine on any airframe; except that the Grantor may, without such prior written consent of the Security Trustee:

(i)        Deliver possession of any Engine or Part (x) to the Manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on any Engine or Part, or, to the extent required or permitted by Section 3.04, for alterations or modifications in or additions to any Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

(ii)        Install an Engine on an airframe owned by the Grantor, free and clear of all Liens, except Permitted Liens and those that do not apply to such Engine;

(iii)        Install an Engine on an airframe leased to the Grantor, or owned by the Grantor subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, if applicable, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (ii) above and the Grantor shall have, within thirty (30) days after the date hereof, received from the lessor, mortgagee, secured party or conditional seller, as applicable, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Mortgage; and

(iv)        Transfer possession of any Engine to the U.S. Government, in which event the Grantor shall promptly notify the Security Trustee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 3.02(b) shall be subject and subordinate to all the terms of this Mortgage, (2) the Grantor shall remain primarily liable for the performance of all of the terms of this Mortgage and all the terms and conditions of this Mortgage and the other Loan Documents shall remain in effect and (3) no transfer of possession otherwise in compliance with this Section 3.02(b) shall (x) result in the maintenance, operation or use of the applicable Engine except in compliance with Sections 3.02(c) and 3.02(d) or (y) permit any action not permitted to the Grantor hereunder.

(c)         Operation and Use.  So long as an Engine is subject to the Lien of this Mortgage, the Grantor shall not operate, use or locate such Engine, or allow such Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 3.06, except in the case of a requisition by the U.S. Government where the Grantor obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 3.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 3.06 by war risk insurance, or in either case unless the Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as the Grantor diligently and in good faith proceeds to remove such Engine from such area. So long as any Engine is subject to the Lien of this Mortgage, the Grantor shall not permit such Engine to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Requirement of Law binding on or applicable to such Engine or (y) in violation of any airworthiness certificate, license or registration of any Governmental Authority relating to such Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the Grantor, upon discovery thereof, or (ii) to the extent the validity or application of any such Requirement of Law or requirement relating to any such certificate, license or registration is being contested in good faith by the Grantor in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of such Engine, any material risk of criminal liability or material civil penalty against the Security Trustee or any Secured Party or impair the Security Trustee’s security interest in such Engine.

(d)        Maintenance and Repair.  So long as any Engine is subject to the Lien of this Mortgage, the Grantor shall cause such Engine to be maintained, serviced, repaired and overhauled in accordance with maintenance standards required by the FAA, except in any such case during (x) temporary periods of storage in accordance with applicable regulations or (y) maintenance and modification permitted hereunder. The Grantor further agrees that each Engine will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable laws with respect to the maintenance of such Engine and in compliance with each applicable airworthiness certificate, license and registration relating to such Engine issued by the FAA, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent the Grantor is contesting in good faith the validity or application of any such Requirement of Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of such Engine or the interest of the Security Trustee therein, or any material risk of criminal liability or material civil penalty against the Security Trustee or any other Secured Party. The Grantor shall maintain, or cause to be maintained, the Engine Documents in the English language.

(e)        Registration.  Unless this Mortgage has been discharged, the Grantor shall cause this Mortgage to be duly recorded and at all times maintained of record as a valid, first-priority perfected mortgage (subject to Permitted Liens) on the Grantor’s right, title and interest in the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by the Security Trustee to execute and deliver any necessary documents). The Grantor shall at all times remain a Certificated Air Carrier and a Citizen of the United States. Unless this Mortgage has been discharged, the Grantor shall cause the International Interest granted under this Mortgage in favor of the Security Trustee in each Engine to be registered on the International Registry as an International Interest on such Engine, subject to the Security Trustee providing its consent to the International Registry with respect thereto.

(f)        Markings.  On or reasonably promptly after the Applicable Date for an Engine, the Grantor will cause to be affixed to, and maintained in, the Engine, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of Obsidian Agency Services, Inc., as Security Trustee.” Such placards may be removed temporarily, if necessary, in the course of maintenance of any Engine. If any such placard is damaged or becomes illegible, the Grantor shall promptly replace it with a placard complying with the requirements of this Section. If the Security Trustee is replaced or its name is changed, the Grantor shall replace such placards with new placards reflecting the correct name of the Security Trustee promptly after the Grantor receives notice of such replacement or change and, if resulting from a replacement by the Lenders of the Security Trustee not for cause, advancement from the Lenders of its reasonable costs of making such replacement.

SECTION 3.03.  Inspection.

(a)        At all reasonable times, so long as an Engine is subject to the Lien of this Mortgage, any representatives designated by the Security Trustee (the “Inspecting Parties”) may inspect such Engine and the related Engine Documents that are of the type customarily inspected by lenders with a security interest in, or lessors of, similar engines operated by the Grantor.

(b)        With respect to such rights of inspection, neither the Security Trustee nor any Lender shall have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

(c)        Each Inspecting Party shall be fully insured at no cost to the Grantor in a manner reasonably satisfactory to the Grantor with respect to any risks incurred in connection with any such inspection or shall provide to the Grantor a written release satisfactory to the Grantor with respect to such risks.

(d)        Any such inspection shall be during the Grantor’s normal business hours and subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations.

(f)        No exercise of such inspection right shall interfere with the use, operation or maintenance of any Engine by, or the business of, the Grantor and neither the Grantor shall be required to undertake or incur any additional liabilities in connection therewith.

(g)        Each Inspecting Party shall bear its own expenses in connection with any such inspection.

SECTION 3.04.  Replacement and Pooling of Parts, Alterations, Modifications and Additions.

(a)        Replacement of Parts.  Except as otherwise provided herein, so long as an Engine is subject to the Lien of this Mortgage, the Grantor, at its own cost and expense, will promptly replace all Parts which may from time to time be incorporated or installed in or attached to such Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Grantor may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Grantor, except as otherwise provided herein, at its own cost and expense, will replace such Parts as promptly as reasonably practicable. All replacement parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 3.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good an operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).

(b)        Parts Subject to Lien.  Except as otherwise provided herein, any Part at any time removed from an Engine shall remain subject to the Lien of this Mortgage, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to such Engine as provided in Section 3.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Security Trustee and shall no longer be deemed a Part hereunder and (ii) such replacement part shall become subject to this Mortgage and be deemed part of such Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Engine.

(c)        Pooling of Parts.  Any Part removed from an Engine may be subjected by the Grantor to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of the Grantor, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Engine in accordance with Sections 3.04(a) and 3.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to an Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Grantor, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to such Engine a further replacement Part owned by the Grantor free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Mortgage in accordance with Section 3.04(b).

(d)        Alterations, Modifications and Additions.  The Grantor shall make (or cause to be made) alterations and modifications in and additions to each Engine as may be required to be made from time to time to meet the applicable standards of the FAA, to the extent made mandatory in respect of such Engine (a “Mandatory Modification”); provided, however, that the Grantor may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect the Security Trustee’s interest in such Engine and does not involve any material risk of sale, forfeiture or loss of such Engine or the interest of the Security Trustee therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on the Security Trustee or any Secured Party. In addition, the Grantor, at its own expense, may from time to time make, or cause to be made, such alterations and modifications in and additions to any Engine (each an “Optional Modification”) as the Grantor may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which the Grantor deems are obsolete or no longer suitable or appropriate for use in such Engine (“Obsolete Parts”); provided, however, that no such Optional Modification to an Engine shall diminish the fair market value, utility or remaining useful life of such Engine below its fair market value, utility or remaining useful life immediately prior to such Optional Modification (assuming such Engine was in the condition required by this Mortgage immediately prior to such Optional Modification). All Parts incorporated or installed in or attached to any Engine as the result of any alteration, modification or addition effected by the Grantor shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Mortgage; provided that the Grantor may, at any time so long as any Engine is subject to the Lien of this Mortgage, remove any such Part (such Part being referred to herein as a “Removable Part”) from such Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Engine at the time of original delivery thereof by the Manufacturer or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Engine pursuant to the terms of Section 3.02(d) or the first sentence of this Section 3.04(d) and (iii) such Part can be removed from such Engine without materially diminishing the fair market value, utility or remaining useful life which such Engine would have had at the time of removal had such removal not been effected by the Grantor, assuming such Engine was otherwise maintained in the condition required by this Mortgage and such Removable Part had not been incorporated or installed in or attached to such Engine. Upon the removal by the Grantor of any such Removable Part or Obsolete Part as above provided, (A) title thereto shall, without further act, be free and clear of all rights of the Security Trustee and (B) such Removable Part or Obsolete Part shall no longer be deemed a Part hereunder. Removable Parts may be leased from or financed by (and subject to Liens thereunder in favor of) third parties other than the Security Trustee.

SECTION 3.05.  Loss, Destruction or Requisition

(a)        Event of Loss.  Upon the occurrence of an Event of Loss with respect to an Engine, the Grantor shall promptly upon obtaining knowledge of such Event of Loss (and in any event within 3 Business Days after such occurrence) give the Security Trustee written notice of such Event of Loss. The Grantor shall comply with the applicable requirements of Section 2.12 of the Credit Agreement with respect to any proceeds relating to such Event of Loss. Upon (i) the receipt by the Administrative Agent of all proceeds with respect to an Event of Loss or (ii) the replacement of any Engine subject to such Event of Loss and, in either case, compliance with Section 2.12 of the Credit Agreement with respect thereto, any Engine suffering such Event of Loss shall be released from the Lien of this Mortgage.

(b)        Requisition for Use.  In the event of a requisition for use by any Governmental Authority of an Engine, the Grantor shall promptly notify the Security Trustee of such requisition and all of the Grantor’s obligations under this Mortgage shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Grantor shall have been prevented or delayed by such requisition; provided that the Grantor’s obligations under Section 3.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 3.06(c) is in effect) shall not be reduced or delayed by such requisition. Provided no Event of Default has occurred and is continuing, any payments received by the Security Trustee or the Grantor from such Governmental Authority with respect to such requisition of use shall be paid over to, or retained by, the Grantor; if an Event of Default has occurred and is continuing, such payments from such requisition of use shall be deposited in the Administrative Agent Account for application pursuant to the Credit Agreement.

SECTION 3.06.  Insurance.

(a)        Obligation to Insure.  The Grantor shall comply with, or cause to be complied with, each of the provisions of Annex A, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)        Insurance for Own Account.  Nothing in this Section 3.06 shall limit or prohibit (a) the Grantor from maintaining the policies of insurance required under Annex A with higher coverage than those specified in Annex A, or (b) the Security Trustee or any other Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Grantor pursuant to this Section 3.06 and Annex A.

(c)        Indemnification by Government in Lieu of Insurance.  The Security Trustee agrees to accept, in lieu of insurance against any risk with respect to an Engine described in Annex A, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Security Trustee, other Governmental Authority, against such risk in an amount that, when added to the amount of insurance, if any, against such risk that the Grantor may continue to maintain, in accordance with this Section 3.06, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.06.

(d)        Application of Insurance Proceeds.  As between the Grantor and the Security Trustee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Engine under policies required to be maintained by the Grantor pursuant to this Section 3.06 will be paid over to the Security Trustee and shall be applied pursuant to Section 2.12 and the other provisions of the Credit Agreement, as applicable. All proceeds of insurance required to be maintained by the Grantor, in accordance with this Section 3.06 and Section B of Annex A, in respect of any property damage or loss not constituting an Event of Loss with respect to any Engine shall be held by or paid over to the Grantor, as provided in Section B of Annex A, and shall be applied in payment (or to reimburse the Grantor) for repairs or for replacement property.

SECTION 3.07.  Filings; Change of Office.

(a)        The Grantor, at its sole cost and expense, will cause the FAA Filed Documents with respect to each Engine and Financing Statements with respect to each Engine, and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Grantor, or any change in its corporate name or its location (as such term is used in Section 9-307 of the U.C.C.) in respect of such Financing Statements), to be prepared and duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the U.C.C. or similar law of any other applicable jurisdiction (with respect to such other documents).

(b)        The Grantor will give the Security Trustee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable law to prevent lapse of perfection) of (i) any change of its location (as such term is used in Section 9-307 of the U.C.C.) from its then present location, as specified on Schedule 6.9 to the Credit Agreement and (ii) any change in its corporate name, and will promptly take any action required by Section 3.07(a) as a result of such change of its location or corporate name.

ARTICLE IV

REMEDIES

SECTION 4.01.  Remedies.

    If an Event of Default shall have occurred and be continuing and so long as the same shall continue, then and in every such case the Security Trustee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the U.C.C. and the Cape Town Treaty and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Grantor and all Persons claiming under it wholly or partly therefrom; provided, that the Security Trustee shall give the Grantor at least ten days’ prior written notice of any sale of any Engine. Without limiting any of the foregoing, it is understood and agreed that the Security Trustee may exercise any right of sale of any Engine available to it, even though it shall not have taken possession of such Engine and shall not have possession thereof at the time of such sale, and may pursue all or part of the Collateral wherever it may be found and may enter any of the premises of the Grantor wherever the Collateral may be or is supposed to be and search for the Collateral and take possession of and remove the Collateral. In addition, each of the Secured Parties shall have a right after the occurrence and during the continuance of an Event of Default to inspect the Engines and the Engine Documents in accordance with Section 3.03, and the Grantor shall bear the reasonable costs thereof, notwithstanding Section 3.03(c).

SECTION 4.02.  Return of Collateral, Etc.

(a)        If an Event of Default shall have occurred and be continuing, at the request of the Security Trustee, the Grantor shall promptly execute and deliver to the Security Trustee such instruments of title and other documents as the Security Trustee may deem necessary or advisable to enable the Security Trustee or an agent or representative designated by the Security Trustee, at such time or times and place or places as the Security Trustee may specify, to obtain possession of all or any part of the Collateral to which the Security Trustee shall at the time be entitled hereunder. If the Grantor shall for any reason fail to execute and deliver such instruments and documents after such request by the Security Trustee, the Security Trustee may obtain a judgment conferring on the Security Trustee the right to immediate possession and requiring the Grantor to execute and deliver such instruments and documents to the Security Trustee, to the entry of which judgment the Grantor hereby specifically consents to the fullest extent permitted by Requirement of Law. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Mortgage.

(b)        Upon every such taking of possession, the Security Trustee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Security Trustee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Grantor relating to the Collateral, as the Security Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Security Trustee may determine, and the Security Trustee shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Security Trustee under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Security Trustee hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Security Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Grantor), and all other payments which the Security Trustee may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Security Trustee, and of all Persons properly engaged and employed by the Security Trustee with respect hereto.

(c)        To the extent permitted by applicable law, the Security Trustee and each Lender may be a purchaser of the Collateral or any part thereof or any interest therein at any such sale thereof, whether pursuant to foreclosure or power of sale or otherwise, and the Lenders shall be entitled to credit against the purchase price bid at such sale all or any part of the due and unpaid amounts of the Secured Obligations secured by the Lien of this Mortgage. The Security Trustee or any such Lender, upon any such purchase, shall acquire good title to the property so purchased, to the extent permitted by applicable law, free of the Grantor’s rights of redemption.

(d)        Upon any sale of the Collateral or any part thereof or interest therein pursuant hereto, whether pursuant to foreclosure or power of sale or otherwise, the receipt of the official making the sale by judicial proceeding or of the Security Trustee shall be sufficient discharge to the purchaser for the purchase money and neither such official nor such purchaser shall be obligated to see to the application thereof.

(e)        Any sale or other conveyance of any Engine or other Collateral or any interest therein by the Security Trustee made pursuant to the terms of this Mortgage shall bind the Grantor and the Lenders and shall be effective to transfer or convey all right, title and interest of the Security Trustee, the Grantor and the Lenders in and to the Engine. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Security Trustee.

SECTION 4.03.  Remedies Cumulative.

Each and every right, power and remedy given to the Security Trustee specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing under any applicable law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Security Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Security Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Grantor or to be an acquiescence therein.

SECTION 4.04.  Discontinuance of Proceedings.

In case the Security Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Security Trustee, then and in every such case the Grantor and the Security Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Grantor or the Security Trustee shall continue as if no such proceedings had been instituted.

SECTION 4.05.  Appointment of Receiver.

If any Event of Default shall occur and be continuing, to the extent permitted by law, the Security Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Security Trustee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Grantor hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Security Trustee with respect to the Collateral.

SECTION 4.06.  The Security Trustee Authorized to Execute Bills of Sale, Etc.

The Grantor hereby irrevocably appoints the Security Trustee the true and lawful attorney-in-fact of the Grantor (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Grantor hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law; provided that the Security Trustee shall not exercise any right as such attorney-in-fact except during the continuance of an Event of Default. Nevertheless, if so requested by the Security Trustee or any purchaser, the Grantor shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Security Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

SECTION 4.07.  Limitations Under CRAF.

Notwithstanding the provisions of this Article IV, during any period that an Engine is subject to CRAF in accordance with the provisions of Section 3.02(b)(iv) and in the possession of the U.S. Government, the Security Trustee shall not, as a result of any Event of Default, exercise its remedies hereunder in such manner as to limit the Grantor’s control under this Mortgage of such Engine, unless at least 60 days’ (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by the Security Trustee or any Secured Party by registered or certified mail to the Grantor with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing the Grantor’s participation in CRAF with respect to such Engine.

SECTION 4.08.  Allocation of Payments.

All cash proceeds received by the Security Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Security Trustee of its remedies as a secured creditor as provided in Article IV of this Mortgage shall be held by the Security Trustee as Collateral for, and then at any time thereafter shall, in the discretion of the Security Trustee, be applied, in whole or in part, against all or any part of the Secured Obligations pursuant to the terms of the Credit Agreement. Any surplus of such cash proceeds held by the Security Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomever may be at such time lawfully entitled to receive such surplus.

ARTICLE V

MISCELLANEOUS

SECTION 5.01.  Termination of Mortgage.

(a)        Upon the Mortgage Termination Date, the Grantor shall have the right to terminate this Mortgage (provided that all indemnities set forth herein shall survive) and the Security Trustee, at the request and expense of the Grantor, will promptly execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Mortgage, and, subject to the terms of the Loan Documents, will duly assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty) such of its Collateral as may be in the possession of the Security Trustee and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage.

(b)        Upon (i) any disposition or sale of any Engine that is permitted under Section 5.12 of the Credit Agreement, (ii) the release of any Engine pursuant to Section 3.05(a) of this Mortgage, (iii) the payment in full in cash of the Secured Obligations relating to any Engine, the Commitments being terminated and provided no Event of Default has occurred and is continuing or (iv) the effectiveness of any written consent by the Security Trustee or the Required Lenders as provided under the Loan Documents to the release of any Collateral from the Lien granted hereby, such Engine, and any Warranty Rights, Requisition, Disposition and Insurance Proceeds, Cash Collateral, Title Rights and Acquisition Rights related thereto, shall be released from the Lien granted under this Mortgage.

(c)        In connection with any release of any Collateral pursuant to this Section 5.01, the Security Trustee will promptly execute and deliver to the Grantor, at the Grantor’s sole expense, all appropriate U.C.C. termination statements and other documents that the Grantor shall reasonably request to evidence such release and shall take necessary action to permit the Grantor to register with the International Registry the discharge of the International Interest created by this Mortgage in such released Collateral. The Security Trustee shall have no liability whatsoever to any Secured Party as a result of any release of Collateral by it as permitted by this Section 5.01. The release of an Engine from the Lien of this Mortgage shall have the effect without further action of releasing all other Collateral, including the related Engine Documents, respectively, relating to such Engine.

SECTION 5.02.  No Legal Title to Collateral in Secured Parties.

No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any right, title and interest of any Secured Party in and to the Collateral or hereunder shall operate to terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

SECTION 5.03.  Sale of Collateral by Security Trustee Is Binding.

Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Security Trustee made pursuant to the terms of this

Mortgage shall bind the Secured Parties and shall be effective to transfer or convey all right, title and interest of the Security Trustee, the Grantor and such Secured Parties in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Security Trustee.

SECTION 5.04.   Mortgage for Benefit of the Grantor, Security Trustee and Secured Parties.

Nothing in this Mortgage, whether express or implied, shall be construed to give any Person other than the Grantor and the Security Trustee, any legal or equitable right, remedy or claim under or in respect of this Mortgage.

SECTION 5.05.   Notices.

Any notice or communication by the Grantor or the Security Trustee to the other is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the other’s address:

(a)	if to the Grantor:

  Mesa Airlines, Inc.

  410 North 44th Street, Suite 700

  Phoenix, AZ 85008

(b)	if to the Security Trustee, to its office at:

Obsidian Agency Services, Inc.

2951 28th Street, Suite 1000

Santa Monica, CA 90405

Attention: Rob DiPaolo

The Grantor or the Security Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day or otherwise the following Business Day), or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication with telephonic confirmation of receipt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 5.06.  Severability.

Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, to the fullest extent permitted by law. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, to the fullest extent permitted by law.

SECTION 5.07.  Waivers; Amendments.

This Mortgage may not be amended, modified or waived except with the written consent of the Grantor and the Security Trustee. Any amendment, modification or supplement of or to any provision of this Mortgage, any termination or waiver of any provision of this Mortgage and any consent to any departure by the Grantor from the terms of any provision of this Mortgage shall be effective only in the specific instance and for the specific purpose for which made or given.

SECTION 5.08.  Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Secured Party shall bind the successors and permitted assigns of such Secured Party.

SECTION 5.09.  Headings.

The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 5.10.  Counterpart Form.

This Mortgage may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile or other electronic signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 5.11.  Bankruptcy.

It is the intention of the parties that the Security Trustee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Engines as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which the Grantor is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Loan Document, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

SECTION 5.12.  Governing Law, Submission to Jurisdiction, Waiver of Jury Trial, Process Agent Appointment.  THIS MORTGAGE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Each party hereto hereby agrees that any actions or proceedings initiated by any other party hereto and arising directly or indirectly out of this Mortgage may be litigated in the state courts of the State of New York, in New York County and the United States District Court for the Southern District of the State of New York. Each of the parties hereto hereby (A) expressly submits and consents in advance to such non-exclusive jurisdiction and venue in any action or proceeding commenced by any other party in any of such courts, (B) agrees that jurisdiction and venue is proper in such courts, (C) waives personal service of the summons and complaint, or other process or papers issued therein and (D) agrees that such service of the summons and complaint may be made by registered mail, return receipt requested, addressed to the applicable party, at the address set forth in Section 11.4 of the Credit Agreement. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Mortgage in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS MORTGAGE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. The Grantor hereby appoints CT Corporation System, with its address at 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its agent for service of process in any matter related to this Mortgage or the other Loan Documents and shall provide written evidence of acceptance of such appointment by such agent on or promptly following the Closing Date.

SECTION 5.13.  General Indemnity.

(a)        Indemnity.  The Grantor shall indemnify, protect, defend and hold harmless each Secured Party from, against and in respect of, and shall pay on an After-tax Basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Secured Party, relating to, resulting from, or arising out of or in connection with each Engine, or Part, including, without limitation, with respect thereto, (x) the manufacture, design, purchase, acceptance, non-acceptance or rejection, ownership, registration, re-registration, deregistration, delivery, non-delivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of each Engine, or Part, (y) death or property damage of passengers, shippers or others and (z) environmental control, noise or pollution.

(b)       Exceptions.  Notwithstanding anything contained in the foregoing clause (a), the Grantor shall not be required to indemnify, protect, defend and hold harmless any Secured Party pursuant to this Section 5.13 in respect of any Expense of such Secured Party:

(i)       Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance or failure to perform by the Grantor of its obligations pursuant to the terms of the Loan Documents) that occur after the Mortgage Termination Date or, with respect to any Collateral, after the Security Trustee is otherwise required to release the applicable Collateral from the Lien of this Mortgage pursuant to Section 5.01 of this Mortgage;

(ii)      To the extent attributable to the offer, sale, assignment, transfer, participation or other disposition (whether voluntary or involuntary) by or on behalf of such Secured Party (other than out-of-pocket expenses as a result of or in lieu of exercising remedies during the occurrence and continuance of, an Event of Default) of any Loan, all or any part of such Secured Party’s interest in the Loan Documents or any interest in the Collateral or any similar security;

(iii)      To the extent attributable to the gross negligence or willful misconduct of any Secured Party or attributable to negligence by such Secured Party in conducting any inspection of the Collateral;

(iv)      To the extent attributable to the incorrectness or breach of any representation or warranty of any Secured Party contained in or made pursuant to any Loan Document or any agreement relating hereto or thereto;

(v)       To the extent attributable to the failure by any Secured Party to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Loan Document or any agreement relating hereto or thereto;

(vi)      To the extent attributable to the offer or sale by any Secured Party of any interest in any Collateral or any Loan in violation of applicable federal, state or foreign securities laws (other than any violation thereof caused by the acts or omissions of the Grantor);

(vii)     To the extent attributable to a Lender Lien or an Security Trustee Lien; or

(viii)    To the extent attributable to a Secured Party’s failure to act commercially reasonable in connection with the entering into of any settlement for a claim which such Secured Party is otherwise entitled to indemnification pursuant to Section 5.13(a).

(c)       Separate Agreement.  This Mortgage constitutes a separate agreement with respect to each Secured Party and is enforceable directly by each such Secured Party. Nothing in this Section 5.13 shall limit any Secured Party’s rights under any other provision of any Loan Document.

(d)       Notice.  If a claim for any Expense that a Secured Party shall be indemnified against under this Section 5.13 is made, such Secured Party shall give prompt written notice thereof to the Grantor. Notwithstanding the foregoing, the failure of any Secured Party to notify the Grantor as provided in this Section 5.13 shall not release the Grantor from any of its obligations to indemnify such Secured Party hereunder, except to the extent that such failure results in an additional Expense to the Grantor (in which event the Grantor shall not be responsible for such additional Expense) or materially impairs the Grantor’s ability to contest such claim.

(e)       Notice of Proceedings; Defense of Claims; Limitations.

(i)          In case any action, suit or proceeding shall be brought against any Secured Party for which the Grantor is responsible under this Section 5.13, such Secured Party shall notify the Grantor of the commencement thereof and the Grantor may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and, subject to clause (ii) below, control the defense thereof and settle or compromise the same.

(ii)         The Grantor or its insurer(s) shall have the right, at its or their expense, to investigate or, if the Grantor or its insurer(s) shall agree in writing not to dispute liability to the Secured Party giving notice of such action, suit or proceeding under this Section 5.13 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 5.13, and each Secured Party shall cooperate with the Grantor or its insurer(s) with respect thereto; provided, that the Grantor shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense (i) during the continuance of any Event of Default, (ii) if such proceedings would entail a risk of the sale, forfeiture or loss of an Engine or (iii) if such proceedings would likely, in the reasonable opinion of the Secured Party, involve the imposition of material risk of criminal liability or any material civil liability on such Secured Party. In connection with any such action, suit or proceeding being controlled by the Grantor or its insurers, such Secured Party shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to the Grantor; provided, that such Secured Party’s participation does not, in the reasonable opinion of the independent counsel appointed by the Grantor or its insurers to conduct such proceedings, interfere with the defense of such case.

(iii)        In no event shall any Secured Party enter into a settlement or other compromise with respect to any Expense without the prior written consent of the Grantor, unless such Secured Party waives its right to be indemnified with respect to such Expense under this Section 5.13.

(iv)        In the case of any Expense indemnified by the Grantor hereunder which is covered by a policy of insurance maintained by the Grantor pursuant to this Mortgage, at the Grantor’s expense, each Secured Party agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

(v)        Nothing contained in this Section 5.13 shall be deemed to require a Secured Party to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

(f)       Information.  The Grantor will provide the relevant Secured Party with such information not within the control of such Secured Party, as is in the Grantor’s control or is reasonably available to the Grantor, which such Secured Party may reasonably request and will otherwise cooperate with such Secured Party so as to enable such Secured Party to fulfill its obligations under this Section 5.13. The Secured Party shall supply the Grantor with such information not within the control of the Grantor, as is in such Secured Party’s control or is reasonably available to such Secured Party, which the Grantor may reasonably request to control or participate in any proceeding to the extent permitted by Section 5.13.

(g)       Effect of Other Indemnities; Subrogation; Further Assurances.  Upon the payment in full by the Grantor of any indemnity provided for under this Mortgage, the Grantor, without any further action and to the full extent permitted by Requirement of Law, will be subrogated to all rights and remedies of the Person indemnified (other than with respect to any of such Secured Party’s insurance policies) in respect of the matter as to which such indemnity was paid.

SECTION 5.14.  Air Carrier Certification; Citizenship.

The Grantor certifies, represents and warrants that (i) the Grantor is a Certificated Air Carrier and (ii) that it is a Citizen of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

MESA AIRLINES, INC.,
as Grantor

By:	/s/ Brian S. Gillman
Name: Brian S. Gillman
Title: Executive Vice President, General
Counsel and Corporate Secretary

[Signature Page to FAA Mortgage and Security Agreement]

OBSIDIAN AGENCY SERVICES, INC., as Security Trustee

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: President

[Signature Page to FAA Mortgage and Security Agreement]

Schedule I

to Mortgage and Security Agreement

DEFINITIONS

Unless otherwise specified herein, all capitalized terms used in this Schedule I shall have the meanings set forth in the Credit Agreement

“Acquisition Rights” is defined in Section 2.01 of the Mortgage.

“Act” means part A of subtitle VII of title 49, United States Code.

“Additional Insureds” is defined in Section D of Annex A to the Mortgage.

“Administrative Agent” is defined in the preamble to the Mortgage.

“After-tax Basis” means, with respect to any payment to be received or accrued by any Person, the amount of such payment adjusted, if necessary, so that such payment, after taking into account all Taxes payable to any Taxing Authority as a result of the receipt or accrual of such payments and any savings in Taxes with respect to the indemnified Taxes or other liability in respect of which such payment is due, shall be equal to the payment to be received or accrued.

“Agreed Value” is defined in Section B.1. of Annex A to the Mortgage.

“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.

“Applicable Date” means, in the case of any Engine, the date on which such Engine is subjected to the Lien of the Mortgage by the execution and delivery of a Mortgage Supplement.

“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.

“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and all amendments, supplements and revisions thereto.

“Cash Collateral” is defined in Section 2.01 of the Mortgage.

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“Certificated Air Carrier” means a Person holding an air carrier operating certificate issued pursuant to 49 United States Code Section 44705, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

“Citizen of the United States” is defined in Section 40102(a)(15) of the Act and in the FAA Regulations.

“Collateral” is defined in Section 2.01 of the Mortgage.

“CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

“Credit Agreement” is defined in the first “Whereas” clause of the Mortgage.

“Engine” means (a) each of the engines identified by Manufacturer, model and Manufacturer’s serial number in the initial Mortgage Supplement or any subsequent Mortgage Supplement, in any case whether or not from time to time installed on any airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Mortgage shall not apply to such Parts in accordance with Section 3.04 of the Mortgage, but excluding any such engine that has subsequently been released from the Lien of this Mortgage pursuant to Section 5.01.

“Engine Collateral” is defined in Section 2.01 of the Mortgage.

“Engine Documents” means, with respect to any Engine, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA, to be maintained with respect to such Engine, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Grantor; provided that such term shall not include manuals and data relating to engines generally of the same type as the Engine as opposed to the Engine specifically.

“Event of Loss” means, with respect to any Engine, as applicable, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

(a)        the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by the Grantor;

(b)        the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

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(c)        any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

(d)        any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Governmental Authority or purported Governmental Authority for a period exceeding 180 consecutive days; or

(e)        the return of any Engine to the Manufacturer or seller thereof or either of their agents pursuant to any warranty settlement or patent indemnity settlement.

“Expenses” means, solely with respect to Section 5.13 of the Mortgage, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses (including reasonable fees and disbursements of legal counsel) that may be imposed on or asserted against a Secured Party.

“FAA Filed Documents” means, with respect to any Engine, the Mortgage and the Mortgage Supplement executed by the Grantor with respect to such Engine.

“FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

“Financing Statements” means, with respect to any Engine, collectively, UCC-1 financing statements covering such Engine and the related Collateral by the Grantor, as debtor, showing the Security Trustee as secured party, for filing in Nevada and each other jurisdiction that, in the opinion of the Security Trustee, is necessary to perfect its Lien on such Engine and the related Collateral.

“Grantor” is defined in the preamble to the Mortgage.

“Inspecting Parties” is defined in Section 3.03 of the Mortgage.

“International Interest” shall mean an “international interest” as defined in the Cape Town Treaty.

“International Registry” shall mean the “International Registry” as defined in the Cape Town Treaty.

“Lender” and “Lenders” are defined in the first “Whereas” clause of the Mortgage.

“Lender Liens” means, solely with respect to Section 5.13 of the Mortgage, any Lien attributable to any Lender with respect to any Engine, any interest therein, or any other portion of the Collateral, arising as a result of (i) claims against such Lender not related to its interest in such Collateral or the Loan Documents (including the

4

administration of the Loans), (ii) acts of such Lender not permitted by, or failure of such Lender to take any action required by, the Loan Documents, (iii) Taxes against such Person or any of its Affiliates not required to be indemnified under the Section 5.13 of the Mortgage or the other Loan Documents, or (iv) claims against such Person arising out of any transfer by such Person of its interest in the any Collateral, any Loan and its interests in the Loan Documents.

“Mandatory Modification” is defined in Section 3.04(d) of the Mortgage.

“Manufacturer” shall mean, with respect to any Engine or Part, the manufacturer thereof.

“Mortgage” means the Mortgage and Security Agreement, dated as of December 14, 2016, between the Grantor and the Security Trustee.

“Mortgage Supplement” means a Mortgage Supplement, substantially in the form of Exhibit A to the Mortgage, with appropriate modifications to reflect the purpose for which it is being used.

“Mortgage Termination Date” shall mean the date on which all of the Secured Obligations shall have been paid in full in cash and the Commitments terminated.

“Obsolete Part” is defined in Section 3.04(d) of the Mortgage.

“Optional Modification” is defined in section 3.04(d) of the Mortgage.

“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a Removable Part and is leased by the Grantor from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Engine or removed therefrom unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.04 of the Mortgage.

“Pledged Agreement” means any contract, agreement or instrument included in the Collateral.

“Removable Part” is defined in Section 3.04(d) of the Mortgage.

“Requisition, Disposition and Insurance Proceeds” is defined in Section 2.01 of the Mortgage.

“Secured Obligations” means collectively, (a) the Delayed Draw Obligations and (b) the Engine Acquisition Obligations.

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“Secured Parties” is defined in the first “Whereas” clause of the Mortgage.

“Security Trustee” is defined in the preamble to the Mortgage.

“Security Trustee Liens” means any Lien attributable to the Security Trustee with respect to an Engine or any interest therein, or any other portion of the Collateral, arising as a result of (a) claims against the Security Trustee in its individual capacity not related to its interest in an Engine or the administration of the Collateral pursuant to the Loan Documents, (b) acts of the Security Trustee not permitted by, or failure of the Security Trustee to take any action required by, the Loan Documents, (c) Taxes against the Security Trustee or any of its Affiliates not required to be indemnified by Section 5.13 of the Mortgage or the other Loan Documents, and (d) claims against the Security Trustee arising out of the transfer by the Security Trustee of all or any portion of its interest in the Collateral and the Loan Documents, other than a transfer permitted by the terms of the Loan Documents or pursuant to the exercise of remedies set forth in Article IV of the Mortgage.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Title Rights” is defined in Section 2.01 of the Mortgage.

“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 states and the District of Columbia of the United States of America.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“Warranty Rights” is defined in Section 2.01 of the Mortgage.

ANNEX A

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Schedule I to the Mortgage or, if not defined in such Schedule I, in the Credit Agreement.

A.        Bodily Injury Liability and Property Damage Liability Insurance.

1.        Except as provided in paragraph 2 of this Section A or Section 3.06(c) of the Mortgage, the Grantor will at all times carry and maintain, or cause to be carried and maintained, at no expense to any Additional Insured, on a non-discriminatory basis, comprehensive airline liability insurance, including passenger legal liability, bodily injury liability, property damage liability and contractual liability (exclusive of manufacturer’s product liability insurance and including, without limitation, aircraft liability war risk and allied perils insurance, if and to the extent the same is maintained by the Grantor with respect to other similar types of engines owned or leased and operated by Grantor on the same routes) with respect to each Engine (a) in an amount per occurrence not less than the amount of comprehensive airline legal liability insurance from time to time applicable to engines owned or leased and operated by Grantor of the same type and operating on similar routes as the applicable Engine, (b) of the type and covering the same risks as from time to time applicable to engines operated or used by the Grantor of the same type which comprise the Grantor’s fleet and (c) which is maintained in effect with insurers or reinsurers of recognized responsibility.

2.        During any period that an Engine is on the ground and not in operation, the Grantor may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by paragraph 1 above, insurance otherwise conforming to the provisions of said paragraph 1 except that (a) the amounts of coverage shall not be required to exceed the amounts of bodily injury liability and property damage liability insurance from time to time applicable to engines owned or leased by the Grantor of the same or similar type as the Engine and which are on the ground and not in operation and (b) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to engines owned or leased by the Grantor of the same or similar type and which are on the ground and not in operation.

B.        Insurance Against Loss or Damage to Engines.

1.        Except as provided in paragraph 2 of this Section B or Section 3.06(c) of the Mortgage, Grantor shall at all times carry and maintain or cause to be carried and maintained, at no expense to any Additional Insured, in effect with insurers or reinsurers of recognized responsibility all-risk hull insurance covering the Engines and all-risk hull insurance covering Engines and Parts while temporarily removed from an airframe and not replaced by similar components (including, without limitation, hull war risk and allied perils insurance, if and to the extent the same is maintained by Grantor with respect to other engines owned or leased, and operated by Grantor on the same routes); provided, that the foregoing insurance shall at all times while the Engine is subject to the Mortgage be for an amount not less than 110% of the outstanding balance of the Loan relating to such Engine (the “Agreed Value”).

Annex A-1

All losses will be adjusted by Grantor with the insurers; provided, however, that Grantor shall not agree to any such adjustment without the consent of the Security Trustee (such consent not to be unreasonably withheld or delayed).

Any policies of insurance carried in accordance with this Section B.1 covering an Engine and any policies taken out in substitution or replacement for any such policies shall provide that insurance proceeds under such policies shall be payable directly to the Security Trustee if (A) such insurance proceeds are in respect of an Event of Loss or (B) the insurer has received a notice from the Security Trustee directing that such insurance proceeds are required to be so paid to the Security Trustee for application pursuant to the terms of the Credit Agreement. The Security Trustee shall be entitled to notify an insurer that such insurance proceeds shall be paid directly to the Security Trustee as provided in the immediately preceding sentence only if an Event of Default has occurred and is continuing.

2.        During any period that an Engine is on the ground and not in operation, the Grantor may carry, or cause to be carried, in lieu of the insurance required by paragraph 1 above, insurance otherwise conforming with the provisions of said paragraph 1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to engines, as the case may be, owned or leased and operated by the Grantor of the same type similarly on the ground and not in operation, provided that the Grantor shall maintain, or cause to be maintained, insurance against risk of loss or damage to such Engine in an amount at least equal to the Agreed Value thereof during such period that such Engine is on the ground and not in operation.

C.        Reports, Etc. The Grantor will furnish, or cause to be furnished, to the Security Trustee on or before the Applicable Date with respect to each Engine and annually on or before the renewal dates of the Grantor’s relevant insurance policies, a report, signed by a recognized independent firm of insurance brokers selected by the Grantor, which brokers may be regularly retained by the Grantor (the “Insurance Broker”), describing in reasonable detail the commercial hull and liability insurance then carried and maintained with respect to the applicable Engines and stating the opinion of such firm that, to its knowledge, such commercial insurance complies with the terms of this Annex A. To the extent such agreement is reasonably obtainable, the Grantor will cause such Insurance Broker to agree to advise the Security Trustee in writing of any default in the payment of premium and of any other act or omission on the part of the Grantor of which it has actual knowledge and which will invalidate or render unenforceable, in whole or in part, any commercial insurance as required by the terms hereof and to advise Security Trustee at least thirty (30) days (seven (7) days in the case of war risk and allied perils insurance and ten (10) days in the case of nonpayment of premium) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex A, provided that, if the notice period set forth above is not reasonably obtainable, the Insurance Broker shall provide for such shorter or longer period as may be obtainable in the international insurance market. In the event that the Grantor shall fail to maintain, or cause to be maintained, insurance as herein provided, Security Trustee may, at its sole option, provide such insurance and, in such event, the Grantor shall, upon demand, reimburse Security Trustee for the cost thereof.

Annex A-2

D.        Terms of Insurance Policies. Any policies carried in accordance with Sections A and B hereof covering the Engines, and any policies taken out in substitution or replacement for any such policies, as applicable, (1) in the case of Section A, shall name the Security Trustee and each other Secured Party (collectively, the “Additional Insureds”) as additional insureds, as their interests may appear, (2) shall name the Security Trustee as loss payee to the extent provided in Section B.1, (3) shall provide that if the insurers cancel such insurance for any reason whatsoever, or the same is allowed to lapse for nonpayment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such cancellation, lapse, or change shall not be effective as to the Additional Insureds for thirty (30) days (or ten (10) days in the case of nonpayment of premium) after sending to (but, in the case of war risk and allied perils coverage, seven (7) days after sending to) the Additional Insureds of written notice by such insurers of such cancellation or change (or, in the case of war risk and allied perils insurance underwritten by the FAA, seven days after publication in the Federal Register); provided, however, that if, in respect of the war risk and allied perils coverage, such policies shall provide for such shorter period as may be available in the international insurance market, (4) shall provide that in respect of the Additional Insureds’ respective interests in such policies the insurance shall not be invalidated by any action or inaction of the Grantor and shall insure the respective interests of the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Grantor, (5) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (6) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if a separate policy covered each insured, (7) shall waive any right of subrogation of the insurers against the Additional Insureds to the same extent Grantor has agreed in the Loan Documents to indemnify the Additional Insureds and shall waive any right of the insurers to setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, (8) shall provide that losses (other than for total loss of an Engine) shall be adjusted with the Grantor (or, if an Event of Default shall have occurred which is continuing, with the consent of the Security Trustee), (9) shall provide that the Additional Insureds are not liable for any insurance premiums, (10) shall be effective with respect to both domestic and international operations, (11) shall provide that for any loss not constituting an Event of Loss (i) except as specified in clause (ii) below, all proceeds of any loss shall be paid to the Grantor or its order and (ii) notwithstanding anything to the contrary contained in the preceding clause (i), if the Security Trustee is entitled to notify the insurer that such proceeds of loss are to be paid to the Security Trustee pursuant to Section B.1, and the insurers have been so notified thereof by the Security Trustee, all proceeds of loss shall be paid to the Security Trustee for application in accordance with the Credit Agreement and (12) if war risk coverage is maintained, shall contain a 50/50 clause in accordance with Provisional Claims Settlement Clause AVS 103 (or its equivalent).

F.        Insurers of Recognized Responsibility. For the purposes of this Annex A, “insurers of recognized responsibility” shall include independent recognized commercial insurance companies and any captive and/or industry-managed insurance company, in each case of recognized responsibility; provided that if the primary insurers are not insurers of recognized

Annex A-3

responsibility but the relevant insurance policies are reinsured with insurers of recognized responsibility, the obligation of Grantor hereunder to maintain such insurance with insurers of recognized responsibility shall be deemed satisfied if such insurance shall contain a customary “cut-through” endorsement and shall provide that any payment by the reinsurers shall be made notwithstanding any bankruptcy, insolvency or liquidation of the original insurer and/or that the original insurer has made no payment under the original policies.

G.        Salvage Rights; Other. All salvage rights to each Engine shall remain with the Grantor’s insurers at all times, and any insurance policies of the Security Trustee insuring any Engine shall provide for a release to the Grantor of any and all salvage rights in and to any Engine. Neither the Security Trustee nor any Secured Party may, directly or indirectly, obtain insurance for its own account with respect to any Engine if such insurance would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to the Mortgage or any other insurance maintained with respect to any Engine.

Annex A-4

EXHIBIT A

TO

MORTGAGE

MORTGAGE SUPPLEMENT NO.

THIS MORTGAGE SUPPLEMENT NO.      dated                      (this “Mortgage Supplement”) made by MESA AIRLINES, INC., a Nevada corporation (together with its permitted successors and assigns, the “Grantor”), in favor of OBSIDIAN AGENCY SERVICES, INC., a California corporation as Security Trustee (together with its successors and permitted assigns, the “Security Trustee”).

W I T N E S S E T H:

WHEREAS, the Mortgage and Security Agreement, dated as of December 14, 2016 (herein called the “Mortgage”; capitalized terms used herein but not defined shall have the meaning ascribed to them in the Mortgage), between the Grantor and the Security Trustee, provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Security Trustee;

WHEREAS, the Mortgage was entered into between the Grantor and the Security Trustee in order to secure the Secured Obligations under that certain Credit Agreement, dated as of December 14, 2016, among the Grantor, as borrower, the lenders from time to time party thereto (together with their respective successors and assigns and any other additional lenders that become party to the Credit Agreement, each a “Lender” and collectively, the “Lenders”), the Security Trustee and CORTLAND CAPITAL MARKET SERVICES LLC, as administrative agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”); and

WHEREAS, the Grantor wishes to subject the and Engines described in Exhibit 1 hereto to the security interest created by the Mortgage by execution and delivery of this Mortgage Supplement, and a counterpart of the Mortgage [is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage, is being filed for recordation on the date hereof with the FAA, as one document][has been recorded pursuant to the Act by the FAA at Oklahoma City, Oklahoma, on [     ] and assigned Conveyance No. [     ]];

NOW, THEREFORE, this Mortgage Supplement Witnesseth, that to secure the payment and performance of the Secured Obligations from time to time outstanding and to secure the performance and observance by the Grantor of all the agreements, covenants and provisions contained in the Loan Documents for the benefit of the Secured Parties, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Security Trustee, its successors and assigns, for the security and benefit of the Secured Parties, a security interest in all right, title and interest of the Grantor in, to and under the Engines as further described on Exhibit 1 hereto, in each case together with any and all Parts

Exhibit A-1

of whatever nature, which are from time to time included within the definition of “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to each such Engine (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and all Engine Documents relating to each such Engine.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Security Trustee, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

[remainder of page intentionally left blank]

Exhibit A-2

IN WITNESS WHEREOF, the Grantor has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

MESA AIRLINES, INC., as Grantor

By:
Name:
Title:

Exhibit A-3

EXHIBIT 1

TO

MORTGAGE SUPPLEMENT NO. [     ]

THE ENGINES:

Manufacturer	Manufacturer’s Model	Serial Number